UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF NEW YORK

___________________________________
                                   )
BELL ATLANTIC CORPORATION, BELL    )
ATLANTIC MOBILE SYSTEMS, INC.,     )
NYNEX CORPORATION and NYNEX MOBILE )
COMMUNICATIONS CO.,                )
                                   )
                    Plaintiffs,    )    CV 94-3682 (ERK)
                                   )
          -against-                )    STIPULATION AND ORDER
                                   )
AT&T CORP. and MCCAW CELLULAR      )
COMMUNICATIONS, INC.,              )
                                   )
                    Defendants.    )
___________________________________)



     After a hearing on September 13, 1994, and all counsel having had an opportunity to appear and be heard, and the Court having found good cause therefor, it is, on stipulation of the parties, hereby ORDERED that:
          A. Upon closing of the merger and until December 31, 1994:
          1. McCaw shall not increase its long-distance prices to cellular customers, and AT&T shall not initiate tariff filings that increase long-distance prices to plaintiffs' cellular customers other than through tariffs that do not distinguish between cellular-originated and landline-originated calls.
          2. In the event of any increase by defendants in the prices charged to plaintiffs for cellular network equipment or software that plaintiffs believe are improper, plaintiffs may apply to the Court for any appropriate relief.
          3. AT&T shall not furnish to McCaw, or use in marketing McCaw's services, lists of, or usage information concerning, cellular customers of plaintiffs who have presubscribed to AT&T's long distance service for their cellular service.
          4. AT&T may elect the board of directors of McCaw and exercise management and direction as required (a) under applicable FCC and state regulatory rules and regulations,
     (b) to permit the merger to qualify as a tax-free merger,
     (c) for pooling of interests accounting treatment, (d) to allow McCaw to undertake acquisitions or PCS bids or to finance or fund McCaw's operations, and (e) to comply with the Section I(D) order under the MFJ and defendants' stipulation with the United States in United States v. AT&T Corp., No. 94-01555 (HHG), in the United States District Court for the District of Columbia. AT&T will not take any action to alter the current practices of McCaw's cellular systems. No physical assets or intellectual property shall be transferred between defendants outside the ordinary course of business absent prior notice to plaintiffs.
          5. AT&T will not take any action that will reduce its allocation of resources or personnel or level of support with respect to the development or availability of cellular network equipment or associated software purchased by or developed for plaintiffs or the provision of installation, delivery, maintenance and repair services for such equipment or software, where such action adversely affects plaintiffs' business.
          6. No new compensation programs shall be introduced that reward AT&T officers, directors or employees for McCaw's performance.
          7. AT&T will not transfer employees to or from McCaw without providing notice to plaintiffs that describes generally the employees to be transferred.
          8.   AT&T shall engage in no new proprietary
     development of cellular network equipment, including software, or cellular long-distance services for McCaw.
          9. McCaw shall not pay any dividends to AT&T without Court approval.
          B.   In addition:
          1. A trial on the merits of plaintiffs' request for permanent injunctive relief will commence on November 1, 1994.
          2. Plaintiffs hereby withdraw their request for preliminary injunctive relief to enjoin the merger. The requirement in the Court's Order dated August 26, 1994, for three days' notice of closing is vacated. Except for actions in the FCC and Tunney Act proceedings and any reviews thereof or appeals therefrom, plaintiffs shall take no other action seeking to prevent, delay or otherwise interfere with the closing of the merger.
          3. Nothing in this Stipulation and Order constitutes an admission and nothing in this Stipulation and Order shall be admissible or used in any form in any other proceeding. The provisions of this Paragraph B.2 and B.3 shall not expire upon the termination of the other provisions of this Stipulation and Order.

Brooklyn, New York
September 14, 1994

                              Stipulated to:

                              DONALD G. KEMPF, JR.
                              ----------------------------
                              Counsel for Plaintiffs


                              DAVID W. CARPENTER
                              -----------------------------
                              Counsel for AT&T


                              ANDREW W. HAYES
                              -----------------------------
                              Counsel for McCaw
SO ORDERED:


EDWARD R. KORMAN
- -------------------------
Edward R. Korman
U.S.D.J.